599 Lexington Avenue New York, NY 10022-6069 +1.212.848.4000

February 28, 2022

JetBlue Airways Corporation

27-01 Queens Plaza North

Long Island City, New York 11101

Ladies and Gentlemen:

We have acted as counsel to JetBlue Airways Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act by the Company or one or more selling security holders of (i) shares of common stock, par value $0.01 per share (“Common Stock”), (ii) shares of preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) depositary shares (“Depositary Shares”), (iv) debt securities, in one or more series, (the “Debt Securities”), (v) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities or any combination thereof (the “Warrants”), (vi) stock purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares at a future date (“Stock Purchase Contracts”), (vii) stock purchase units (“Stock Purchase Units”) representing ownership of a Stock Purchase Contract and Debt Securities or debt obligations of third parties, including United States Treasury securities, (viii) subscription rights to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (“Subscription Rights” and, together with the Common Stock, the Preferred Stock, the Depository Shares, the Debt Securities, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units, the “Securities”) and (ix) pass through certificates (“Pass Through Certificates”), issued by one or more trusts formed by the Company pursuant to a trust agreement the form of which is included as Exhibit 4.7 to the Registration Statement. The Registration Statement includes two base prospectuses, one relating to the offering of the Securities and one relating to the offering of Pass Through Certificates (each, the “Prospectus”), to be supplemented by one or more supplements to the applicable Prospectus.

The Debt Securities will be issued in one or more series pursuant to an indenture proposed to be entered into between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), the form of which is filed as Exhibit 4.1 to the Registration Statement (the “Indenture”).

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The Preferred Stock will be issued in one or more classes or series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”).  Each Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Depositary Shares evidenced by depositary receipts representing fractional shares of Preferred Stock, will be issued pursuant to a deposit agreement (each, a “Deposit Agreement”) to be entered into between the Company and a bank or trust company, as a depositary (each, a “Depositary”). Each Deposit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Warrants will be issued pursuant to a warrant agreement (each, a “Warrant Agreement”) to be entered into between the Company and a warrant agent (each, a “Warrant Agent”).  Each Warrant Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) to be entered into between the Company and a stock purchase contract agent (each, a “Stock Purchase Contract Agent”).  Each Stock Purchase Contract Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Stock Purchase Units will be issued pursuant to one or more stock purchase unit agreements (each, a “Stock Purchase Unit Agreement”) to be entered into between the Company and a stock purchase unit agent (each, a “Stock Purchase Unit Agent”).  Each Stock Purchase Unit Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Subscription Rights will be issued pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into between the Company and a subscription rights agent (each, a “Subscription Rights Agent”).  Each Subscription Rights Agreement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in the Registration Statement by reference.

The Pass Through Certificates will be issued by one or more pass through trusts formed by the Company pursuant to one or more trust agreements (each, a “Trust Agreement”) to be entered into between the Company and a trustee (each, a “Pass Through Trustee”), the form of which is included as Exhibit 4.7 to the Registration Statement, and the related trust supplement (each, a “Trust Supplement”).

As used herein, “Transaction Agreements” means the Indenture, Certificates of Designation, the Deposit Agreements, the Warrant Agreements, the Stock Purchase Contract Agreements, the Stock Purchase Unit Agreements, the Subscription Rights Agreements, the Trust Agreement and any applicable underwriting or purchase agreement.

In that connection, we have reviewed the following:

(a)	The Form of the Indenture;

(b)	The Form of Trust Agreement;

(c)	The Registration Statement;

(d)	The Prospectus; and

(e)	Originals or copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Company, as amended through the date hereof, such other corporate records of the Company, certificates of public officials and officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a)	The genuineness of all signatures.

(b)	The authenticity of the originals of the documents submitted to us.

(c)	The conformity to authentic originals of any documents submitted to us as copies.

(d)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.

(e)	That each of the Transaction Agreements is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)	That each of the Transaction Agreements will be governed by New York law.

In our opinions stated below, we assume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein:

(a)	the Registration Statement is effective under the Securities Act.

(b)	an appropriate prospectus supplement or term sheet with respect to such Securities or Pass Through Certificates, as applicable, has been prepared, delivered and filed in compliance with the Securities Act.

(c)	the applicable Transaction Agreements and such other agreements necessary in connection with the issuance of such Securities or Pass Through Certificates, as applicable, shall have been duly authorized, executed and delivered by the Company and the other parties thereto, including, if such Securities or Pass Through Certificates are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto.

(d)	the terms of the applicable Transaction Agreements and such other agreements necessary in connection with the issuance of such Securities or Pass Through Certificates, as applicable, and the issuance and sale of such Securities or Pass Through Certificates, as applicable, do not and will not:

i.	contravene the amended and restated certificate of incorporation, or amended and restated bylaws of the Company;

ii.	violate any law, rule or regulation applicable to the Company; or

iii.	result in any conflict with or breach of any agreement or document binding on the Company.

(e)	no authorization, approval, consent or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any of the Transaction Agreements and such other agreements necessary in connection with the issuance of such Securities or Pass Through Certificates, as applicable, to which the Company is or will be a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including, in each case, the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, Transaction Agreements and for purposes of our opinions in paragraphs 1, 2, 3, 4 and 5 below, the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Transaction Agreements or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Transaction Agreements or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the law of the State of Delaware.

2.	The Company has the corporate power to execute, deliver and perform each of the Transaction Documents.

3.	When the general conditions have been satisfied and (i) the final terms of issuance and sale of the applicable shares of Common Stock have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) all corporate action necessary for issuance of the Common Stock has been taken, and (iii) such shares of Common Stock are issued and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the board of directors of the Company, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

4.	When the general conditions have been satisfied and (i) the final terms of the Preferred Stock, including any shares of Preferred Stock to be deposited with a Depositary in connection with the issuance of Depositary Shares, have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) such shares of Preferred Stock are issued and delivered to the purchasers thereof (or to the applicable Depositary for deposit in accordance with the applicable Depositary Agreement in connection with the issuance of Depositary Shares) against payment of the consideration therefor duly approved by the board of directors of the Company, and (iii) all corporate action necessary for issuance of the Preferred Stock has been taken, including the adoption and filing of a Certificate of Designation relating thereto, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

5.	When the general conditions have been satisfied and (i) the Depositary Shares have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms of the Depositary Shares have been duly established and approved in accordance with the applicable Depositary Agreement, and (iii) the depositary receipts evidencing the Depositary Shares have been duly issued against deposit of the related shares of Preferred Stock with the Depositary in accordance with the applicable Depositary Agreement and delivered to the purchasers thereof against payment of the consideration therefore duly approved by the board of directors of the Company, the Depositary Shares will be duly authorized, validly issued, fully paid and non-assessable and the applicable Deposit Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

6.	When the general conditions have been satisfied and (i) the Debt Securities have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms thereof have been duly established and approved in accordance with the applicable Indenture and (iii) the Debt Securities have been duly executed by the Company, and authenticated by the Trustee in accordance with the applicable Indenture, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms and entitled to the benefits of the applicable Indenture.

7.	When the general conditions have been satisfied and (i) the Warrants have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms of the Warrants have been duly established and approved in accordance with the applicable Warrant Agreement, and (iii) certificates representing the Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Warrants will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, and the applicable Warrant Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

8.	When the general conditions have been satisfied and (i) the Stock Purchase Contracts have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms of the Stock Purchase Contracts have been duly established and approved in accordance with the applicable Stock Purchase Contract Agreement and (iii) certificates representing the Stock Purchase Contracts have been duly executed by the Company and countersigned by the applicable Stock Purchase Contract Agent in accordance with the applicable Stock Purchase Contract Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Stock Purchase Contracts will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Stock Purchase Contract Agreement, and the applicable Stock Purchase Contract Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

9.	When the general conditions have been satisfied and (i) the Stock Purchase Units have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms of the Stock Purchase Units have been duly established and approved in accordance with the applicable Stock Purchase Unit Agreement and (iii) certificates representing the Stock Purchase Units have been duly executed by the Company and countersigned by the applicable Stock Purchase Unit Agent in accordance with the applicable Stock Purchase Unit Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Stock Purchase Units will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Stock Purchase Unit Agreement, and the applicable Stock Purchase Unit Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

10.	When the general conditions have been satisfied and (i) the Subscription Rights have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms of the Subscription Rights have been duly established and approved in accordance with the applicable Subscription Rights Agreement and (iii) certificates representing the Subscription Rights have been duly executed by the Company and countersigned by the applicable Subscription Rights Agent in accordance with the applicable Subscription Rights Agreement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Subscription Rights will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Subscription Rights Agreement, and the applicable Subscription Rights Agreement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

11.	When the general conditions have been satisfied and (i) the Pass Through Certificates have been duly established and approved by the board of directors of the Company in conformity with the Company’s amended and restated certificate of incorporation, (ii) the final terms of the Pass Through Certificates have been duly established and approved in accordance with the applicable Trust Agreement and the related Trust Supplement and (iii) certificates representing the Pass Through Certificates have been duly executed by the Company and countersigned by the applicable Pass Through Trustee in accordance with the applicable Trust Agreement and the related Trust Supplement and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Pass Through Certificates will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Trust Agreement and the related Trust Supplement, and the applicable Trust Agreement and the related Trust Supplement will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinions expressed above are subject to the following qualifications:

(a)       Our opinions in paragraphs 5, 6, 7, 8, 9, 10 and 11 are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally (including without limitation all laws relating to fraudulent transfers).

(b)       Our opinions in paragraphs 5, 6, 7, 8, 9, 10 and 11 are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c)       Our opinions are limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter and which might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

LN/ek/er

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